Exhibit 10.24

EXECUTION COPY

SUPPLEMENTAL STOCKHOLDERS AGREEMENT

THIS SUPPLEMENTAL STOCKHOLDERS AGREEMENT (the “Agreement”) is made and entered into as of December 3, 2004, by and among ExlService Holdings, Inc., a Delaware corporation (“ExlService Holdings”), TCV V, L.P., a Delaware limited partnership, and TCV V Member Fund, L.P., a Delaware limited partnership (each, a “Purchaser” and together, the “Purchasers”).

RECITALS

WHEREAS, Vikram Talwar and Rohit Kapoor (each, a “Seller” and collectively, the “Sellers”) and the Purchasers have entered into that certain Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”); and

WHEREAS, in connection with the Stock Purchase Agreement, ExlService Holdings wishes to grant to the Purchasers certain rights, as set forth in this Agreement.

WHEREAS, it is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement that the parties hereto execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings assigned to them in the Stock Purchase Agreement.

2. Execution of Joinder Agreement. Each of the Purchasers and ExlService Holdings shall, contemporaneously with the execution and delivery of this Agreement, execute and deliver the Joinder Agreement, dated the date hereof, pursuant to which each of the Purchasers shall become a party to the Stockholders’ Agreement of ExlService Holdings, dated as of November 14, 2002 (the “Stockholders’ Agreement”), in the form attached hereto as Exhibit A (the “Joinder Agreement”);

3. Representations and Warranties of ExlService Holdings. ExlService Holdings represents and warrants to the Purchasers that:

(a) Organization and Standing. ExlService Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each subsidiary of ExlService Holdings is a company duly organized, validly existing and in good standing under its jurisdiction of organization. Each of ExlService Holdings and it subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is currently conducted and as it is currently planned to be conducted.

(b) Authorization. The execution, delivery and performance by ExlService Holdings of this Agreement and that certain Escrow Agreement dated the date hereof by and among the Sellers, the Purchasers and ExlService Holdings (the “Escrow Agreement”) and compliance with all the provisions of this Agreement and the Escrow Agreement: (i) are within the corporate power and authority of ExlService Holdings; (ii) do not require any further consent or approval of any shareholders of ExlService Holdings; and (iii) have been duly authorized by all required corporate action on the part of ExlService Holdings.

(c) Execution, Etc. The Agreement and the Escrow Agreement has been duly and validly executed and delivered by ExlService Holdings, and, assuming the due authorization, execution and delivery hereof by the Purchasers, each such agreement constitutes the valid and binding obligation of ExlService Holdings, enforceable against ExlService Holdings in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

(d) Non-Contravention. The execution, delivery and performance by ExlService Holdings of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby: (i) do not contravene the terms of ExlService Holdings’ organizational documents, or any amendment thereof, or any provision of the Stockholders’ Agreement, (ii) do not materially violate, conflict with or result in any breach or contravention of, or the creation of any lien, security interest, encumbrance, charge, pledge, hypothecation, mortgage or other claim or restriction on transfer (each, a “Lien”) under, any contractual obligation of ExlService Holdings or any of its subsidiaries or any requirement of law applicable to ExlService Holdings or any of its subsidiaries and (iii) do not materially violate any judgment or orders of any governmental authority against, or binding upon, ExlService Holdings or any of its subsidiaries.

4. Representations and Warranties of the Purchasers. Each Purchaser represents and warrants, severally and not jointly, to ExlService Holdings that:

(a) Organization and Standing. Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization. The execution, delivery and performance by each Purchaser of this Agreement and the Escrow Agreement and compliance with all the provisions of the Agreement and the Escrow Agreement: (i) are within the power and authority of each Purchaser; (ii) do not require any further consent or approval of any partners of any Purchaser; and (iii) have been duly authorized by all required action on the part of each Purchaser.

(c) Execution, Etc. The Agreement and the Escrow Agreement have been duly and validly executed and delivered by each Purchaser, and, assuming the due authorization, execution and delivery hereof by ExlService Holdings, each such agreement constitutes the valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

(d) Non-Contravention. The execution, delivery and performance by each Purchaser of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby: (i) do not contravene the terms of each Purchaser’s organizational documents, or any amendment thereof, (ii) do not materially violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any contractual obligation of each Purchaser or any of such Purchaser’s subsidiaries or any requirement of law applicable to each Purchaser or any of such Purchaser’s subsidiaries and (iii) do not materially violate any judgment or orders of any governmental authority against, or binding upon, each Purchaser or any of such Purchaser’s subsidiaries.

(e) Stock Purchase Agreement. All representations and warranties made by each Purchaser to each Seller in the Stock Purchase Agreement, as set forth in Section 4 of the Stock Purchase Agreement, are true and correct.

5. Certain Acknowledgments.

(a) In General. The Purchasers acknowledge and agree that ExlService Holdings has not made and does not make, and the Purchasers have not relied upon, any representation or warranty, whether express or implied, of any kind or character in connection with the transactions contemplated by the Stock Purchase Agreement except as expressly set forth in Section 3 hereof. Specifically, each Purchaser acknowledges that neither ExlService Holdings, nor any officer or director of ExlService Holdings, has made or is making any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding ExlService Holdings furnished or made available to such Purchaser and its representative, and neither ExlService Holdings, nor any officer or director of ExlService Holdings, shall have or be subject to any liability to such Purchaser or any Person resulting from the sale to such Purchaser, or such Purchaser’s use of any such information in connection with the transactions contemplated hereby. Each Purchaser acknowledges that neither ExlService Holdings, nor any officer or director of ExlService Holdings, has made or is making, and that such Purchaser has not relied on, any representation or warranty regarding the pro-forma financial information, financial projections, budgets, projections, potential public offering, estimates and/or other forward-looking statements of ExlService Holdings, and such Purchaser will not make any claim with respect thereto.

(b) Exceptions. Notwithstanding the provisions of Section 5(a) above, the Purchasers shall retain all rights and remedies (i) against a Seller for any breach by any such Seller who is an officer or director of the representations and warranties made under the Stock Purchase Agreement and (ii) against ExlService Holdings for any fraud committed, or fraudulent misrepresentation made, by ExlService Holdings.

(c) Other Opportunities. EXL Service Holdings acknowledge that, without limiting any provision of this Agreement (including Section 6(d)), any Purchaser or Permitted Disclosee may enter into a business, enter into any agreement with a third party, or invest in or engage in investment discussions with any other company (whether or not competitive with ExlService Holdings).

6. Covenants.

(a) Approval Rights. Prior to (but not concurrently with) a Liquidity Event (as defined below), for so long as the Purchasers or any Permissible Transferee (as defined in Section 8(h)) beneficially own all of the Common Shares purchased by the Purchasers pursuant to the Stock Purchase Agreement (the “Purchased Common Shares”), or, if applicable, the securities issued in exchange for or replacement thereof, the following actions shall require the prior written consent of holders of majority of the Purchased Common Shares (or such securities issued in exchange for or replacement thereof), such consent not to be unreasonably withheld, conditioned or delayed:

(i) any redemption of ExlService Holdings’ Series A Preferred Stock (other than a redemption pursuant to Section 4.2.4(b) or 4.2.4(c) of the Charter);

(ii) any pre-payment of ExlService Holdings’ senior promissory notes due 2007 (the “Senior Debt”) (other than a payment pursuant to Section 6(b) of the Senior Debt);

(iii) the payment of any cash dividend upon ExlService Holdings’ Series A Preferred Stock or Series A Common Stock (other than any cash dividend paid pursuant to Section 4.2.2 of the Charter); and

(iv) the entry by ExlService Holdings into any transaction involving ExlService Holdings or any of its subsidiaries, on the one hand, and (A) Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. (collectively, “Oak Hill”), Financial Technology Ventures (Q), L.P., Financial Technology Ventures. L.P., Financial Technology Ventures II, L.P., Financial Technology Ventures II (Q), L.P. (collectively, “FT Ventures”), or their respective Affiliates (including, without limitation, any action taken by the Board of Directors of ExlService Holdings (the “Board”) to increase the amount of the Liquidation Preference (as defined in Section 4.2.3(a) of the Charter)), or (B) any Affiliate of Vikram Talwar or Rohit Kapoor, on the other hand, unless such transaction is on terms no less favorable to ExlService

Holdings or any of its subsidiaries than those that could reasonably be expected to be obtained in a comparable arm’s-length transaction with an unaffiliated third-party. For the avoidance of doubt, (x) any transaction involving ExlService Holdings or any of its subsidiaries, on the one hand, and Vikram Talwar or Rohit Kapoor, directly and not through an Affiliate of either of them, on the other hand, and (y) without limiting Section 9 hereof, any registration rights granted by ExlService Holdings to Oak Hill, FT Ventures, Vikram Talwar and Rohit Kapoor in connection with a contemplated Public Offering (as defined below) shall not be subject to this clause (iv).

For purposes of this Agreement, each of the following events shall constitute a “Liquidity Event”: (1) the sale or other transfer as a result of which, immediately following such sale or transfer, fifty percent (50%) or more of the capital stock of ExlService Holdings is held by a Person (other than Oak Hill, FT Ventures or any of their Affiliates) that did not hold more than twenty percent (20%) of any class of capital stock of ExlService Holdings prior to such sale or transfer (other than transfers made pursuant to Sections 3.2(b), 3.2(d) or 3.2(f) of the Stockholders’ Agreement) or the sale, lease, or other transfer or disposition of all or substantially all of the assets of ExlService Holdings, in either case whether (x) directly or indirectly, by merger, combination or other similar transaction or (y) in a single transaction or series of related transactions; or (2) an underwritten public offering and sale of equity securities of ExlService Holdings or any subsidiary thereof pursuant to an effective registration statement under the Securities Act of 1933 (the “Public Offering”).

(b) Stockholders’ Agreement; Charter. The Purchasers covenant and agree that any Purchased Common Shares will be subject to the terms and conditions of the Charter and, upon execution of the Joinder Agreement, the Stockholders’ Agreement including, without limitation, any and all alienability restrictions set forth herein or therein.

(c) Information/Inspection Rights. ExlService Holdings shall provide to the Purchasers (i) copies of all such financial statements that are provided to any stockholder of ExlService Holdings or holder of Senior Notes promptly upon providing such financial statements to such stockholder or such noteholder, and in any event shall provide to the Purchasers copies of audited consolidated financial statements of ExlService Holdings, no later than one hundred twenty (120) days after the end of each fiscal year of ExlService Holdings, and (ii) such financial or other information (other than any information that relates to any customer, supplier or client of ExlService Holdings or any of its subsidiaries or other information that the Board, exercising its good faith business judgment, determines to be competitively sensitive information) relating to ExlService Holdings and its subsidiaries as the Purchasers may reasonably request from time to time. ExlService Holdings shall permit the Purchasers, at the Purchasers’ expense, to visit and inspect, during normal business hours and upon reasonable prior written notice, ExlService Holdings’ properties, to examine its books of account and records and to discuss ExlService Holdings’ affairs, finances and accounts with ExlService Holdings’ senior officers and directors. The rights of the Purchasers set forth in this Section 6(c) shall terminate upon the earlier of (A) a Public Offering and (B) the date upon which the Purchasers and their Permissible Transferees, if any, collectively cease to own greater than 50% of the Purchased Common Shares (or securities issued in exchange or replacement thereof or as a dividend or other distribution thereon). Notwithstanding the foregoing sentence, after a Public Offering shall have occurred, ExlService Holdings shall cooperate with any reasonable request by the Purchasers for information with respect to ExlService Holdings and its subsidiaries that is in the public domain.

(d) Confidentiality. Each Purchaser (A) agrees not to use, except for the purpose of monitoring and evaluating its investment represented by the Purchased Common Shares, (B) shall use all commercially reasonable efforts to ensure that its Permitted Disclosees (as defined below) and their respective legal counsel, accountants and representatives do not use (except for the purpose of monitoring and evaluating such Purchaser’s investment represented by the Purchased Common Shares) and (C) shall keep confidential, any Confidential Information (as defined below), except such information that (i) was in the public domain prior to the time it was furnished to such Purchaser, (ii) is or becomes (through no willful improper action or inaction by such Purchaser) generally available to the public or (iii) was in its possession or known by such Purchaser without restriction prior to its receipt from ExlService Holdings. Each Purchaser further agrees that it may disclose such Confidential Information only to any former, current or prospective partner, limited partner, general partner, other Permissible Transferee or management company of such Purchaser (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Purchaser or Permitted Disclosee, in each case to the same extent it generally provides information to such Permitted Disclosees regarding its investment (or, in the case of Permitted Disclosees constituting a Purchaser’s Advisory Committee, to the extent reasonably necessary for each such Permitted Disclosee to evaluate such Purchaser’s valuation of its investment represented by the Purchased Common Shares); provided that a Purchaser shall be responsible for any failure of a Permitted Disclosee to keep Confidential Information confidential in accordance with this Section 6(d). “Confidential Information” means all information, knowledge, systems or data relating to the business, operations, finances, policies, strategies, intentions or inventions of ExlService Holdings or any of its subsidiaries (including, without limitation, any of the terms of this Agreement) from whatever source obtained, whether provided pursuant to Section 6(c) of this Agreement or otherwise; provided that Confidential Information shall not include a Purchaser’s valuation of its investment represented by the Purchased Common Shares or the number and type of securities of ExlService Holdings held by a Purchaser. Nothing contained in this section shall restrict any Purchaser or Permitted Disclosee from disclosing any Confidential Information to the extent required by law, rule, regulation or court order and after reasonable advance notice to ExlService Holdings.

(e) Rights Regarding Additional Equity Financing. ExlService Holdings agrees that until a Liquidity Event, the Purchasers shall have the right to purchase their respective Pro Rata Shares (as defined below) of (x) any issuance of Common Stock and (y) any issuance of Preferred Stock based on an equity valuation of

ExlService Holdings below $237.5 million, in each case only if any such issuance is a Financial Investor Issuance (as defined below). For purposes of this Section 6(e), (i) a “Financial Investor Issuance” shall mean an issuance of Common Stock or Preferred Stock to a financial investor that is a corporation, partnership, limited liability company or other entity that, as of the date of such issuance, is not and has not within the prior twenty-four (24) months been a client, customer, competitor or Affiliate of ExlService Holdings, the principal purpose of which is to supply capital to ExlService Holdings and which is not entered into with the principal purpose of providing ExlService Holdings with any strategic business advantage and (ii) “Pro Rata Share” shall mean, with respect to any Purchaser at any time, a fraction, the numerator of which is the sum of the number of shares of Common Stock then collectively held by such Purchaser and its Permissible Transferees (as defined in Section 8(h)) (provided that the shares held by Permissible Transferees shall not be counted toward more than one Purchaser’s Pro Rata Share) and the denominator of which is the aggregate number of shares of Common Stock held by all of the stockholders and optionholders of ExlService Holdings (assuming the exercise and conversion of all securities exercisable for or convertible into shares of Common Stock). The mechanics for such Purchaser’s exercise of its rights under this Section 6(e), including the provision of notice to such Purchaser by ExlService Holdings of any Financial Investor Issuance, the period of time that such Purchaser has to elect to exercise any such rights and the waiver of any such rights by such Purchaser, shall be consistent with the mechanics set forth in Section 3.10 of the Stockholders’ Agreement with respect to an exercise of Pre-Emptive Rights (as defined in the Stockholders’ Agreement).

7. Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in the Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever.

8. Registration Rights.

(a) If ExlService Holdings or any successor thereto becomes a company with equity securities listed on a national securities exchange or traded on the Nasdaq National Market pursuant to a Public Offering or otherwise, ExlService Holdings or such successor shall give each Purchaser at least twenty (20) days prior written notice of the filing of any registration statement with respect to a Public Offering or otherwise (other than a registration relating to (i) the initial public offering of ExlService Holdings, (ii) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan, (iii) a registration of securities on Form S-4 (or any successor form) including, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or (iv) a registration of securities in connection with a rights offering) of equity securities of the class or classes issued to such Purchaser, and, subject to Section 8(c), if requested by such Purchaser within ten (10) days of the giving of such notice, cause to be included in such registration statement all or such portion requested by such Purchaser of such equity securities so issued to and owned by, such Purchaser for public sale by such Purchaser.

Such registration rights shall be subject to such Purchaser entering into underwriting (if applicable), indemnification, and other customary agreements, and to ExlService Holdings’ (or such successor’s) right to defer (or require such Purchaser to suspend sales pursuant to) any such registration if it determines in good faith that such registration (or continued sales) would be adverse to ExlService Holdings’ (or such successor’s) interests (any such deferral or suspension period, a “Suspension Period”); provided, however, that such Suspension Period shall only be applicable to such Purchaser to the extent that substantially identical limitations are imposed and maintained on other participants in such registration (other than ExlService Holdings). ExlService Holdings or any successor thereto shall keep any registration statement filed under this Section 8 effective until the earlier of the date all securities have been sold under such registration statement or ninety (90) days (increased by the number of days, if any, that sales under any such registration statement are suspended as provided above). ExlService Holdings or any successor thereto shall bear all costs and expenses relating to such registration incurred by ExlService Holdings in connection with such registration, exclusive of any costs and expenses of such Purchaser relating to underwriters’ commissions or discounts, brokerage fees, transfer taxes or fees or expenses of any counsel, accountants or other representatives retained by such Purchaser in connection with any such registration.

(b) In order to participate in a registration effected under this Section 8, to the extent not inconsistent with applicable law, the Purchasers agree not to effect any public sale or distribution of any equity securities being registered or of any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten (10) business days prior to, and during the one hundred and eighty (180) day period beginning on, the effective date of such registration statement (except as part of such registration) if and to the extent requested by an underwriter in the case of an underwritten public offering; provided, however, such limitation on sale shall only be applicable to the Purchasers to the extent that substantially identical limitations are imposed and maintained on other participants in such public offering (other than ExlService Holdings).

(c) If a registration pursuant to this Section 8 involves an underwritten offering and the managing underwriter shall advise ExlService Holdings that, in its opinion, the total amount or kind of securities which they, ExlService Holdings and any other persons or entities intend to include in such offering is sufficiently large so as to have an adverse effect on the distribution or sales price of such securities, then ExlService Holdings shall include in such registration, (i) first, the number of securities proposed to be included in such registration for the account of ExlService Holdings and/or any equity security holders of ExlService Holdings that have exercised either (x) demand registration rights or (y) a right to participate in such registration exercised, in the case of this clause (y), by any equity security holder referred to in Section 6(a)(iv)(y) hereof or any Affiliate of any such equity security holder, in accordance with the priorities, if any, then existing among ExlService Holdings and/or such equity security holders of ExlService Holdings with registration rights, and (ii) second, the securities requested to be included in such registration by all other equity security holders of ExlService Holdings (including, without limitation, the Purchasers) who have pre existing piggy-back registration rights, pro rata among such other holders (including, without limitation, the Purchasers) on the basis of the number of securities that each of them requested to be included in such registration.

(d) ExlService Holdings agrees to indemnify and hold harmless each Purchaser, as well as its partners, members, directors, officers, affiliates, legal counsel and each Person who controls (within the meaning of Section 15 of the Securities Act) the Purchasers from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigating, preparing, settling or defending such loss, claim, damage, liability or action) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or other document (including any related registration statement) used to effect any registration pursuant to this Section 8 (in each case, as amended or supplemented if ExlService Holdings shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, or any violation by ExlService Holdings of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to ExlService Holdings in connection with any such registration except insofar as (i) such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such registration statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning the Purchasers furnished in writing to ExlService Holdings by the Purchasers expressly for use therein, including, without limitation, the information furnished to ExlService Holdings pursuant to Section 8(e), (ii) such untrue statement or alleged untrue statement or omission or alleged omission was made in any registration statement, preliminary prospectus or final prospectus used after such time as ExlService Holdings advised the Purchasers that the filing of a post- effective amendment or supplement thereto was required, except the registration statement, preliminary prospectus or final prospectus as so amended or supplemented or (iii) such untrue statement or alleged untrue statement or omission or alleged omission was made in any registration statement, preliminary prospectus or final prospectus used after such time as the obligation of ExlService Holdings hereunder to keep the registration statement effective and current has expired. It is agreed that the indemnity obligation set forth in this Section 8(d) shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of ExlService Holdings.

(e) In connection with any registration statement in which the Purchasers are participating pursuant to this Section 8, (i) the Purchasers shall promptly furnish to ExlService Holdings in writing such information with respect to the Purchasers as ExlService Holdings may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and all information required to be disclosed in order to make the information previously furnished to ExlService Holdings by the Purchasers not materially misleading or necessary to cause such registration statement not to omit a material fact with respect to the Purchasers necessary in order to make such statements therein not misleading, (ii) the Purchasers, severally and not jointly, agree to indemnify and hold harmless ExlService Holdings, its legal counsel, any underwriter of the securities of ExlService Holdings covered by such registration statement retained by ExlService Holdings and each Person who controls ExlService Holdings or such underwriter (within the meaning of Section 15 of the Securities Act) from and against any Liability arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or other document (including any related registration statement) used to effect any registration pursuant to this Section 8 (in each case, as amended or supplemented if ExlService Holdings shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to the Purchasers furnished in writing to ExlService Holdings by the Purchasers expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to ExlService Holdings pursuant to this Section 8(e); provided, however, that the total amount to be indemnified by the Purchasers pursuant to this Section 8(e) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by the Purchasers in the offering to which any such registration statement or prospectus relates. It is agreed that the indemnity obligation set forth in this Section 8(e) shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of the Purchasers.

(f) If the indemnification provided for in Sections 8(d) and 8(e) is held by a court of competent jurisdiction to be unavailable to a party entitled to indemnification (the “Indemnified Party”) under such section with respect to any claim, loss, damage, liability or expense referred to therein, then the party required to provide indemnification (the “Indemnifying Party”), in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information is supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. ExlService Holding and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(f) were based upon any method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by the Purchasers under this Section 8(f) exceed the gross proceeds received by the Purchasers in such offering.

(g) With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) which may at any time permit the sale of the Purchased Common Shares to the public without registration after such time, if any, when a public market exists for the Common Stock of ExlService Holdings, ExlService Holdings agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times that ExlService Holdings is subject to the reporting requirements of the Securities Act or the Exchange Act;

(ii) file with the Commission in a timely manner all reports and other documents required of ExlService Holdings under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(iii) so long as the Purchasers own any Purchased Common Shares that may not lawfully be disposed of without registration, qualification or legend, to furnish to the Purchasers forthwith upon request a written statement by ExlService Holdings as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of ExlService Holdings, and such other reports and documents of ExlService Holdings and any other information in the possession of or reasonably obtainable by ExlService Holdings as the Purchasers may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(h) The rights and obligations of the Purchasers under this Section 8 may be assigned by the Purchasers only to (i) a transferee or assignee of not less than all of the Common Shares purchased by such Purchaser (as appropriately adjusted for stock splits, stock combinations, dividends, recapitalizations and the like), provided that such transfer is permitted under and is consummated in compliance with the terms of the Stockholders’ Agreement; (ii) any Affiliate that is wholly owned by the Purchasers or (iii) any transferee of any portion of the Common Shares that received such shares in a transaction approved in writing by ExlService Holdings (in each case, a “Permissible Transferee”).

(i) The rights and obligations of ExlService Holdings and the Purchasers under this Section 8 shall terminate when (i) a registration statement with respect to the sale of the Purchased Common Shares shall have become effective under the Securities Act and the Purchased Common Shares shall have been disposed of in accordance with such registration statement, except that the obligations of ExlService Holding and the Purchasers under Sections 8(d) through (f) shall survive the completion of any offering of the Purchased Common Shares in a registration statement, (ii) the

Purchased Common Shares may be sold in a single sale, in the opinion of counsel satisfactory to ExlService Holdings and the Purchasers, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, (iii) the Purchased Common Shares shall have been otherwise transferred, new certificates for the Purchased Common Shares not bearing a legend restricting further transfer shall have been delivered by ExlService Holdings and subsequent public distribution of the Purchased Common Shares shall not require registration of such distribution under the Securities Act or (iv) the Purchased Common Shares and any securities issued in exchange for or in replacement thereof or as a dividend or distribution thereon) shall have ceased to be outstanding.

9. Observer Right. Prior to the occurrence of a Liquidity Event, as long as the Purchasers in the aggregate own in excess of 75% of their Purchased Common Shares, ExlService Holdings shall invite a representative of the Purchasers to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors, other than information or other material that if provided would in the reasonable judgment of ExlService Holdings materially risk a waiver of any privilege, including the attorney-client privilege; provided, however, that all information so provided shall be subject to Section 6(d) hereof. Upon reasonable notice and at a scheduled meeting of the Board of Directors of ExlService Holdings or such other time, if any, as such Board of Directors may determine in its sole discretion, such representative may address such Board of Directors with respect to the Purchasers’ concerns regarding significant business issues facing the Company. All costs associated with the observer rights set forth in this Section 9 shall be borne by the Purchasers.

10. Governing Law. The Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

11. Submission to Jurisdiction, Selection of Forum. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the state courts of the State of New York, New York county and of the United States District Court located in the State of New York, New York county for any actions, suits or proceedings arising out of or relating to the Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to ExlService Holdings, Inc. at 350 Park Avenue, 10th Floor, New York, NY 10022, Attention: Rohit Kapoor, or to the Purchasers at 528 Ramona Street, Palo Alto, CA 94301, shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of the Agreement or the transactions contemplated hereby, in the courts of the State of New York located in New York county or of the United States of America located in the State of New York located in New York county, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12. Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

13. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Each Purchaser’s rights under Section 8 and Section 9 hereunder are not assignable other than to a Permissible Transferee. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

14. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

If to a Purchaser, to:

TCV V, L.P.

TCV V Member Fund, L.P.

c/o Technology Crossover Ventures

528 Ramona Street

Palo Alto, CA 94301

Attention: Carla Newell

with a copy to:

Gunderson Dettmer Stough Villeneuve Franklin &

Hachigian, LLP

610 Lincoln Street

Waltham, MA 02451

Attention: Jay K. Hachigian, Esq.

If to ExlService Holdings, to:

ExlService Holdings, Inc.

350 Park Avenue, 10th Floor

New York, NY 10022

Facsimile: (212) 872-1415

Attention: Mr. Rohit Kapoor, President

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Fax: (212)757-3990

Attention: Kenneth M. Schneider, Esq.

16. Modifications; Entire Agreement. No change, modification or waiver of any provision of the Agreement shall be valid unless the same be in writing and signed by ExlService Holdings and each of the Purchasers. This Agreement, the Stock Purchase Agreement and the Joinder Agreement contain the entire agreement between the parties hereto with respect to the subject transactions contemplated hereby and supersede any and all prior oral and written agreements and memoranda and undertakings between the parties hereto with regard to the subject matter hereof.

17. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of the Agreement.

18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

20. Signature in Counterparts. The Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

EXLSERVICE HOLDINGS, INC.

By:	/s/ John R. Monsky
Name:	John R. Monsky
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

PURCHASERS

TCV V, L.P.
a Delaware Limited Partnership

By:	Technology Crossover Management V, L.L.C.,
Its:	General Partner

By:	/s/ Robert C. Bensky
Name:	Robert C. Bensky
Title:	Attorney in Fact

TCV V MEMBER FUND, L.P.
a Delaware Limited Partnership

By:	Technology Crossover Management V, L.L.C.,
Its:	General Partner

By:	/s/ Robert C. Bensky
Name:	Robert C. Bensky
Title:	Attorney in Fact

Address:	Technology Crossover Ventures
528 Ramona Street
Palo Alto, California 94301
Attention: Carla Newell

SIGNATURE PAGE TO SUPPLEMENTAL STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

Solely to evidence their acknowledgment, of and consent to the entry by the Company into, this Agreement, including without limitation Section 6 hereof:

OAK HILL CAPITAL PARTNERS, L.P.

By:	OHCP GenPar, L.P.,
its general partner

By:	OHCP MGP, LLC,
its general partner

By:	/s/ John R. Monsky
	Name:	John R. Monsky
	Title:	Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

By:	OHCP GenPar, L.P.,
its general partner

By:	OHCP MGP, LLC,
its general partner

By:	/s/ John R. Monsky
	Name:	John R. Monsky
	Title:	Vice President

FINANCIAL TECHNOLOGY VENTURES, L.P.

By:	Financial Technology Management, LLC

By:	/s/
Name:
	Title:	Partner

SIGNATURE PAGE TO SUPPLEMENTAL STOCKHOLDERS AGREEMENT

FINANCIAL TECHNOLOGY VENTURES (Q), L.P.

By:	Financial Technology Management, LLC

By:	/s/
Name:
	Title:	Partner

FINANCIAL TECHNOLOGY VENTURES II, L.P.

By:	Financial Technology Management II, LLC

By:	/s/
Name:
	Title:	Partner

FINANCIAL TECHNOLOGY VENTURES II (Q), L.P.

By:	Financial Technology Management II, LLC

By:	/s/
Name:
	Title:	Partner

/s/ Vikram Talwar
Vikram Talwar

/s/ Rohit Kapoor
Rohit Kapoor

SIGNATURE PAGE TO SUPPLEMENTAL STOCKHOLDERS AGREEMENT

JOINDER AGREEMENT

Reference is made to the Stockholders’ Agreement (the “Stockholders’ Agreement”) dated as of November 14, 2002, by and among ExlService Holdings, Inc., Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., Financial Technology Ventures (Q), L.P., Financial Technology Ventures L.P., Financial Technology Ventures II, L.P., Financial Technology Ventures II (Q), L.P., Vikram Talwar and Rohit Kapoor. Unless otherwise defined herein, terms defined in the Stockholders’ Agreement and used herein shall have the meanings given them in the Stockholders’ Agreement.

For good and valid consideration, the sufficiency of which hereby is acknowledged, each of TCV V, L.P. and TCV V Member Fund, L.P. (each an “Investor” and together the “Investors”) hereby acknowledges, agrees and confirms that, by execution of this Joinder Agreement (i) such Investor will be a Stockholder pursuant to the Stockholders’ Agreement, as if such Investor had executed the Stockholders’ Agreement, (ii) such Investor hereby assumes all of the rights and obligations of a Stockholder under the Stockholders’ Agreement and, as such, such Investor shall perform all of the obligations required by the Stockholders’ Agreement and (iii) such Investor shall be bound by all covenants, agreements, acknowledgments and other terms and provisions applicable to such Investor as a Stockholder under the Stockholders’ Agreement.

Each Investor hereby acknowledges, agrees and confirms that such Investor has received and reviewed a copy (in execution form) of the Stockholders’ Agreement (including, without limitation, all schedules, amendments, supplements and other modifications thereto) and ExlService Holdings hereby acknowledges that it has delivered such documentation to each Investor as of the date hereof. Each Investor agrees that the Stockholders’ Agreement will terminate upon the initial public offering of ExlService Holdings.

Exhibits to Supplemental Stockholders Agreement dated December     , 2004

IN WITNESS WHEREOF, each Investor has caused this Joinder Agreement to be duly executed and delivered by it, by its proper and duly authorized officer as of the date written below.

Dated: , 2004	INVESTORS

TCV V, L.P.
a Delaware Limited Partnership

	By:	Technology Crossover Management V, L.L.C.,
	Its:	General Partner

	By:	/s/
Name:
	Title:	Attorney in Fact

TCV V MEMBER FUND, L.P.
a Delaware Limited Partnership

	By:	Technology Crossover Management V, L.L.C.,
	Its:	General Partner

	By:	/s/
Name:
	Title:	Attorney in Fact

	Address:	Technology Crossover Ventures 528 Ramona Street Palo Alto, California 94301 Attention: Carla Newell

Exhibits to Supplemental Stockholders Agreement dated December     , 2004